UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 13, 2006
F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)
FLORIDA

(State or Other Jurisdiction of Incorporation)

001-31940	25-1255406

(Commission File Number)	(IRS Employer Identification No.)

One F.N.B. Boulevard, Hermitage, PA	16148

(Address of Principal Executive Offices)	(Zip Code)
(724) 981-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
ITEM 1.01. ENTRY INTO A MATERIAL BUSINESS DEFINITIVE AGREEMENT
     In consideration of certain potential tax benefits that F.N.B. Corporation (the Corporation) may obtain under Section 162m of the Internal Revenue Code, the Corporation amended the terms of its employment agreement with its Chief Executive Officer, Stephen J. Gurgovits, on December 13, 2006, to clarify that the bonus prescribed therein shall be structured as two bonus payments, a retention bonus which is payable only if Mr. Gurgovits is employed by the Corporation on December 31st of each year during which his employment agreement remains in effect and a performance bonus. With the exception of this one change to Mr. Gurgovits’ employment contract discussed herein, the terms of Mr. Gurgovits’ employment agreement remain otherwise unchanged.
     The foregoing description of the amendment to Mr. Gurgovits’ employment contract is qualified in its entirety by reference to the subject employment contract, which is incorporated therein by reference and attached hereto as Exhibit 10.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
Exhibits:
10.1	Amendment of Employment Agreement between F.N.B. Corporation, First National Bank of Pennsylvania and Stephen J. Gurgovits.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION (Registrant)

By:	/s/Brian F. Lilly

Name:	Brian F. Lilly
Title:	Chief Financial Officer (Principal Financial Officer)
Dated: December 18, 2006

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